Exhibit 1A-10

Limited Power of Attorney

Know all by these present, that the undersigned hereby constitutes and appoints Blake Tengberg, signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1) Execute and deliver for and on behalf of the undersigned, forms and authentication documents for EDGAR Filing Access;
2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents;
3) Execute and deliver Form Ds and other filings with the Securities Exchange Commission; and
4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the Company, is not assuming, any of the Company's responsibilities to comply with the requirements of the Exchange Act or any liability for the undersigned's failure to comply with such requirements.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports on Form D, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, I have hereunto signed my name on this 23rd day of August, 2022.

SLINGSHOT USA, LLC

By: ______________________________

Name: Sanet Kritzinger

Title: Manager